Exhibit 10.4

EXECUTION VERSION

MUTUAL EXCLUSIVITY AGREEMENT

THIS MUTUAL EXCLUSIVITY AGREEMENT (this “Agreement”) is entered as of the 8th day of August, 2018  by and among ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation (the “REIT”), and PROJECT MANAGEMENT LLC, a Maryland limited liability company (“Manager”).

THE PARTIES HERETO ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A.                                    Prior to the date hereof, Remington Lodging & Hospitality, LLC (“Remington L&H”) and/or its Affiliates has been actively engaged in providing both project management and Project Related Services for Hotel Properties and property management services.

B.                                    Manager plans to provide project management and Project Related Services for Hotel Properties.

C.                                    The REIT has undertaken to acquire, develop, invest in, or purchase Hotel Properties that meet the REIT’s Initial Investment Guidelines.

D.                                    Prior to the date hereof, Remington L&H was a party to that certain Mutual Exclusivity Agreement, dated August 29, 2003, by and among Remington Hotel Corporation, Remington Lodging & Hospitality, L.P., Ashford Hospitality Limited Partnership and Ashford Hospitality Trust, Inc., as amended by the First Amendment to Mutual Exclusivity Agreement, dated November 19, 2013, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc., and Remington L&H (the “Existing Agreement”).

E.                                     Concurrently with the execution of this Agreement, Remington L&H and Manager are executing that certain PM Formation Agreement, dated as of the date hereof, by and among Remington L&H, Manager and certain other parties (the “PM Formation Agreement”), pursuant to which the Project Management Business (within the meaning of the PM Formation Agreement) conducted by Remington L&H and certain of its affiliates is being transferred to Manager.

F.                                      It is desired that the Existing Agreement be split into this Agreement and a separate agreement with respect to property management (without materially altering the collective terms thereof) solely in order to effect the transfer of the Project Management Business to Manager.

G.                                    In accordance with the foregoing, the REIT Parties desire to benefit from the project management and Project Related Services experience of Manager and have agreed to engage Manager in connection with certain investment opportunities (subject to an Independent Director Election); provided, Manager agrees to grant the REIT Parties a first right of refusal with respect to any Manager Transaction that Manager sources or identifies, meeting the Initial Investment Guidelines of the REIT Parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.  All terms used in this Agreement but not defined herein shall have the meanings as set forth on Exhibit A attached hereto and incorporated herein for all purposes (applicable to both the singular and plural forms of the terms defined).

2.                                      Term of Agreement.  This Agreement shall be deemed to have commenced as of the August 29, 2003 and shall terminate ten (10) years thereafter (the “Initial Term”), unless earlier terminated in whole or in part (with respect to the Manager Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), due to (a) an Event of Default under this Agreement and the non-defaulting party elects to terminate this Agreement or (b) termination of the Master Project Management Agreement with respect to all of the Hotel Properties covered thereby pursuant to an Event of Default (as defined therein) applicable to all of the Hotel Properties then covered by the Master Project Management Agreement as set forth in Section 19.02 thereof and the non-defaulting party thereunder elects in writing to terminate this Agreement (the events in subparagraphs (a) through (b) herein each called, a “Termination Event”).  Notwithstanding the foregoing, the Initial Term shall automatically be extended at the expiration of the Initial Term (with respect to the Manager Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), on the same terms and conditions contained herein, for each of three (3) successive periods of seven (7) Fiscal Years each and one final period of four (4) years; provided, however, that at the time of the expiration of the Initial Term or extension term, as applicable, a Termination Event with respect to the entirety of this Agreement does not then exist. The Initial Term as extended by any extension terms, if any, shall herein be called the “Term.”  Upon the occurrence of a Termination Event (except where such Termination Event is due to an Event of Default by Manager under this Agreement), Manager shall be entitled to receive the Reimbursement Amount payable under this Agreement.  Subject to Section 8(b) below, upon termination of the entirety of this Agreement, Manager and the REIT Parties shall have no further obligations to one another pursuant to this Agreement, except for any indemnification obligations contained herein, which shall survive such termination.  Any termination of this Agreement in whole or in part shall not terminate any existing project management agreements or any other agreements executed between the parties hereto that are then continuing and in full force and effect.

3.                                      [Intentionally Omitted].

4.                                      REIT Exclusivity Rights.

(a)                                 Manager Transaction. If any of the Manager Affiliates identifies an opportunity to develop and construct, acquire all or a portion of, invest in, make loans with respect to, or acquire all or a portion of the debt with respect to, a Hotel Property that meets the Initial Investment Guidelines of the REIT (herein each called, a “Manager Transaction”), and to the extent not inconsistent with Advisor’s duties under the Advisory Agreement, Manager on behalf of itself and its Affiliates, hereby grants to the REIT Parties the first right of refusal to purchase and assume such Manager Transaction and agrees not to pursue any such opportunity (except as provided in this Section 4) and acknowledges that each such opportunity will belong to the REIT

Parties (the “REIT Exclusivity Rights”).  The REIT Exclusivity Rights shall not apply to any Excluded Manager Transactions or any investment in a Hotel Property that does not meet the Initial Investment Guidelines of the REIT.  For the avoidance of doubt, the REIT Exclusivity Rights shall be, with respect to opportunities that satisfy the REIT’s Initial Investment Guidelines, superior to any exclusivity rights or right of first refusal of Braemar Parties pursuant to the Braemar Exclusivity Agreement (the “Braemar Exclusivity Rights”).

If the REIT materially modifies its Initial Investment Guidelines without the written consent of Manager, which such consent may be withheld in its sole and absolute discretion, Manager will have no obligation to present or offer a Manager Transaction to the REIT Parties at any time thereafter pursuant to this Agreement, regardless of any subsequent modifications by the REIT to its Investment Guidelines.  For purposes hereof, a “material” modification of the REIT’s Initial Investment Guidelines shall mean any modification of the Initial Investment Guidelines which  cause the REIT’s Investment Guidelines to be competitive with Braemar’s Investment Guidelines.  Instead, Manager shall allocate such Manager Transaction in accordance with the terms and conditions of the Advisory Agreement.  Notwithstanding the foregoing, if the REIT materially modifies its Initial Investment Guidelines without the consent of Manager, the Manager Exclusivity Rights provided herein shall remain in full force and effect.

(b)                                 Manager Notice. In connection with each Manager Transaction, and to the extent not otherwise presented by Advisor to the REIT Parties in accordance with the terms of the Advisory Agreement, Manager on behalf of the Manager Affiliates shall deliver to the REIT Parties, with a copy to the Independent Directors, a written notice (the “Manager Notice”) in reasonable detail sufficient to describe the material terms of the Manager Transaction, including without limitation, as applicable, a description of the nature of the transaction (acquisition, development, or other investment), description and location of the asset, name of franchisor, inspection period, timing for closing, earnest money requirements, closing costs, an accounting of the Reimbursement Amount in reasonable detail, and to the extent available and in the possession of Manager, copies of any letters of intent, purchase and sale agreements, or development agreements, as applicable (the “REIT Transaction Documents”).  Such Manager Notice shall be delivered to the REIT Parties (with a copy to the Independent Directors), as soon as reasonably practical after the opportunity of the Manager Transaction is identified for any of the Manager Affiliates.

(c)                                  REIT ROFR.  The REIT Parties shall have the right, through any of the REIT Affiliates, to accept or decline such Manager Transaction offered pursuant to this Agreement (the “REIT ROFR”) by giving written notice (the “REIT ROFR Notice”) to Manager at any time on or before ten (10) business days from its receipt of a Manager Notice (the “REIT ROFR Period”).

(d)                                 Acceptance of Manager Transaction.  Any acceptance of the Manager Transaction offered pursuant to this Agreement by the REIT Parties shall be in accordance with the following terms and conditions:

(i)                                     Upon delivery of a REIT ROFR Notice accepting the Manager Transaction, the REIT Parties (through any of the REIT Affiliates) shall assume (and the applicable Manager Affiliate shall assign) any applicable REIT Transaction

Documents containing materially the same terms and conditions as set forth in the Manager Notice within ten (10) business days of the receipt by Manager of the REIT ROFR Notice;

(ii)                                  The REIT Parties (through any of the REIT Affiliates) shall pay the Reimbursement Amount to the applicable Manager Affiliate;

(iii)                               The REIT Parties (through any of the REIT Affiliates) shall pursue the Manager Transaction in accordance with the applicable REIT Transaction Documents with commercially reasonable diligence; and

(iv)                              If the Manager Transaction involves the construction, development, project management or the performance of Project Related Services relating to a Hotel Property, the applicable REIT Affiliate assuming the Manager Transaction shall engage Manager, and Manager agrees to accept such engagement, to perform such services and execute the applicable documents as described in Section 5(b) below, provided  Independent Director Disapproval has not been received.

(e)                                  Rejection or Lapse of REIT ROFR; Failure to Close.  If the REIT Parties fail to deliver a REIT ROFR Notice within the REIT ROFR Period or by REIT ROFR Notice reject or decline to purchase and assume the Manager Transaction, or the applicable REIT Affiliate fails to timely prepare and execute the proper REIT Transaction Documents with respect to the Manager Transaction, then the REIT ROFR shall lapse.  The REIT Parties acknowledge that if the REIT ROFR lapses, the applicable Manager Affiliate shall be entitled to proceed with the Manager Transaction described in the Manager Notice on materially the same terms and conditions as outlined therein within the time period established therein and in accordance with the underlying REIT Transaction Documents, subject to reasonable extensions of the closing date.  If the terms and conditions of the Manager Transaction materially change, and to the extent not otherwise presented by Advisor to the REIT Parties in accordance with the terms of the Advisory Agreement, then Manager hereby grants (on behalf of itself and the applicable Manager Affiliate) to the REIT Parties the exclusive first right of refusal to purchase and assume the rights and obligations of the applicable Manager Affiliate with respect to such Manager Transaction on the changed terms and conditions and in connection therewith shall deliver to the REIT Parties a new Manager Notice (subject to the same time requirements for review and exercise as set forth in this Agreement).

(f)                                   Additional Information.  During the REIT ROFR Period with respect to each Manager Transaction and the related Hotel Property, Manager shall deliver to the REIT Parties upon the written request of the REIT Parties, from time to time and to the extent available, (i) any and all documents, correspondence and reports, including, without limitation, due diligence information (including, property condition reports, surveys, environmental reports), information and documents bearing on contracts, litigation and such other matters, and title and lien information; (ii) any notices of non-compliance with applicable laws bearing on such Hotel Property; (iii) quarterly financial information with respect to such Hotel Property showing hotel revenues and hotel operating expenses; and (iv) such other information relating to the Hotel Property or the Manager Transaction as reasonably requested by the REIT Parties.

(g)                                  No Additional Fees.  Reimbursement to Manager of the Reimbursement Amount shall be the sole payment to the applicable Manager Affiliate with regard to a Manager Transaction under this Agreement.  Manager shall not receive any finder’s fee, brokerage fee, development fee, or other commissions or compensation under this Agreement with regard to any Manager Transaction.

(h)                                 Advisory Agreement.  If Advisor presents a Manager Transaction to REIT Parties in accordance with the terms and procedures set forth in the Advisory Agreement, Manager shall be deemed to have satisfied its obligations under this Section 4 with respect to such Manager Transaction; provided, Manager shall be entitled to receive any Reimbursement Amount.

5.                                      Manager Exclusivity Rights.

(a)                                 REIT Transaction; REIT Notice.  If any of the REIT Parties or their Affiliates subsidiaries acquires or invests in (i) a Hotel Property, (ii) a Property for the purposes of development or construction of a Hotel Property, or (iii) all or a portion of the debt with respect to a Hotel Property, or makes a loan with respect to a Hotel Property, and such REIT Parties or their Affiliates have the right and/or control the right to direct the development and construction of and/or capital improvements to or refurbishment of, or the provision of project management or other services, such as purchasing, interior design, freight management, or construction management for such Hotel Property or hotel improvements (herein each called, a “REIT Transaction”), the REIT Parties hereby agree (on behalf of themselves and the applicable REIT subsidiary) to engage Manager or an Affiliate of Manager (so long as there has not been an Independent Director Disapproval), to provide, and Manager agrees to then provide or cause such Affiliate to provide, any such development and construction, capital improvement, refurbishment, and/or project management or other such services in connection with such REIT Transaction (the “Manager Exclusivity Rights”) and in connection therewith shall deliver to Manager, a written notice (the “REIT Notice”) which describes such REIT Transaction and the services to be provided by Manager, including, the description and location of the asset, and the development, construction or improvement timeline.  The REIT Parties may engage a third party and not Manager or an Affiliate of Manager to provide the services in connection with the REIT Transaction if the REIT Transaction has received Independent Director Disapproval.

(b)                                 Manager Transaction Documents.

(i)                                     Master Project Management Agreement.  In the event that a REIT Transaction (for which Manager has been engaged), relates to the construction, renovations, improvements, refurbishments, or other services, such as purchasing, interior design, freight management, or construction management, to be undertaken with respect to such Hotel Property, including the amount of any project or other project related service fees shall be either pursuant to the terms and conditions of the Master Project Management Agreement (and the Master Project Management Agreement shall be amended accordingly to include such Hotel Property), or pursuant to a project management agreement with Manager or an Affiliate of Manager substantially in form of the Master Project Management Agreement.

(ii)                                  Development Agreement.  In the event that a REIT Transaction relates to the development and construction of a Hotel Property, then the terms and conditions of any such development and construction, including the project oversight and developer management fees, shall be pursuant to the terms set forth in that certain form of Development Agreement attached hereto as Exhibit B.

6.                                      Excepted Transactions.  Notwithstanding anything contained in this Agreement to the contrary, the REIT Parties’ rights under Section 4 do not extend to the Excluded Manager Transactions and Manager’s rights under Section 4(d)(iv) or Section 5 do not extend to the Excluded REIT Transactions.  Each party hereto agrees to give written notice to the other party of any Excluded REIT Transaction or Excluded Manager Transaction, as applicable, describing said transaction with reasonable detail.

7.                                      Indemnity.

(a)                                 Manager’s Indemnity.  Except as set forth in Section 7(b) below, Manager shall indemnify and hold the REIT Affiliates and Advisor (and each of their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of any of the Manager Affiliates, (ii) the breach by the Manager Affiliates of any provision of this Agreement, or (iii) the breach by the Manager Affiliates of any Manager Transaction Documents first occurring prior to the date of the assumption of same by any of the REIT Affiliates.  The REIT Parties shall promptly provide Manager with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

(b)                                 REIT Parties’ Indemnity.  Except as set forth in Section 7(a) herein above, the REIT Parties shall indemnify and hold the Manager Affiliates (and their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of the REIT Affiliates (other than any Manager Affiliate), or (ii) the breach by the REIT Affiliates of any provision of this Agreement (other than any Manager Affiliate).  Manager shall promptly provide the REIT Parties with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

(c)                                  Indemnification Procedure.  Any party obligated to indemnify the other party under this Agreement (the “Indemnifying Party”) shall have the right, by written notice to the indemnified party, to assume the defense of any claim with respect to which the indemnified party is entitled to indemnification hereunder.  If the Indemnifying Party gives such written notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the indemnified party, such approval not to be unreasonably withheld or delayed (provided, however, that the indemnified party’s approval shall not be required with respect to counsel designated by the Indemnifying Party’s insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the indemnified party for services rendered after the Indemnifying Party has given the written notice provided for above to the indemnified party, except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the indemnified party, to settle such claim, provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the indemnified party is unconditionally released from all liability in respect of such claim.  The indemnified party shall have the right to participate in the defense of such claim being defended by the Indemnifying Party at the expense of the indemnified party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense).  In no event shall (i) the indemnified party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party’s liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

8.                                      Events of Default; Consequences; Remedies.

(a)                                 Events of Default.  The following shall constitute events of default (each an “Event of Default”):

(i)                                     The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Manager or any of the REIT Parties;

(ii)                                  The consent to any involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Manager or any of the REIT Parties;

(iii)                               The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager or any of the REIT Parties as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party’s assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

(iv)                              The appointment of a receiver for all or any substantial portion of the property of Manager or any of the REIT Parties;

(v)                                 The failure of any of the REIT Parties to make any payment required to be made in accordance with the terms of this Agreement within thirty (30) days after receipt of written notice from Manager specifying said default with reasonable specificity as to when such payment is due and payable; or

(vi)                              The failure of Manager or any of the REIT Parties to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and Manager or the REIT Parties, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require Manager or the REIT Parties, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days.

(b)                                 Consequence of Default.  Upon the occurrence of any Event of Default, the non-defaulting party may, at its election, give the defaulting party written notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in Section 8(a) above), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate and the non-defaulting party shall be entitled to pursue any and all rights and remedies available, at law or in equity, to the non-defaulting party under this Agreement (including any indemnity obligations which shall survive this Agreement) or under applicable law.

9.                                      Omitted.

10.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To Manager:	Project Management LLC
c/o Ashford Hospitality Advisors LLC
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
	Attn:	President

with a copy to:	Project Management LLC
c/o Ashford Hospitality Advisors LLC
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
	Attn:	Legal Department

To the REIT Parties:	Ashford Hospitality Trust, Inc.
Ashford Hospitality Limited Partnership
c/o Ashford Hospitality Advisors LLC

14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
	Attn:	President

with a copy to:	Ashford Hospitality Trust, Inc.
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
	Attn:	Legal Department

with a copy to:	Ashford Hospitality Trust, Inc.
14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
	Attn:	Independent Directors

(b)                                 Amendments.  No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors.

(c)                                  Successors and Assigns.  Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of each of the other parties; provided, however, Manager shall have the right, without such consent, to assign its interest in this Agreement to any Manager Affiliate Entity.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)                                 No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

(e)                                  Titles and Headings.  Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f)                                   Maximum Legal Enforceability; Time of Essence.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.  Time shall be of the essence as to each and every provision of this Agreement.

(g)                                  Further Assurances.  The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

(h)                                 Complete Agreement; Construction.  This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(i)                                     Governing Law.  This Agreement and its interpretation, validity and performance shall be governed by the laws of the State of Maryland, without regard to its conflicts of interest principles.  In the event any court of law of appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of the appropriate jurisdiction.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PARTNERSHIP:

ASHFORD HOSPITALITY LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	ASHFORD OP General Partner LLC, a Delaware limited liability company, its general partner

	By:	/s/ Deric Eubanks
Deric Eubanks
Chief Financial Officer

REIT:

ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ Deric Eubanks
Deric Eubanks
Chief Financial Officer

[Signature page to Mutual Exclusivity Agreement]

MANAGER:

PROJECT MANAGEMENT LLC, a Maryland limited liability company

By:	Remington Holdings, L.P., its managing
member

By:	Remington Holdings GP, LLC, its general
partner

By:	/s/ Archie Bennett, Jr.
Name:	Archie Bennett, Jr.
Title:	Member

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Member

[Signature page to Mutual Exclusivity Agreement]

EXHIBIT A

DEFINITIONS

“Advisor” shall mean Ashford Hospitality Advisors LLC, a Delaware limited liability company, or any permitted successor or assign under the terms of the Advisory Agreement.

“Advisory Agreement” shall mean that certain Amended and Restated Advisory Agreement dated June 10, 2015, by and among the REIT, the Partnership, Ashford TRS Corporation, Ashford, Inc. and the Advisor, as may be amended, modified or supplemented.

“Affiliate” means with respect to a person, any person directly or indirectly controlling, controlled by or under common control with such person.  The term “person” means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

“Braemar Exclusivity Agreement” shall mean that certain Braemar Mutual Exclusivity Agreement of even date herewith, by and among Braemar Parties, Manager and Monty J. Bennett.

“Braemar Exclusivity Rights” shall have the meaning as set forth in Section 4(a).

“Braemar Investment Guidelines” shall mean the Investment Guidelines of the Braemar Parties as set forth in the Advisory Agreement.

“Braemar Parties” shall collectively mean Braemar Hotels & Resorts Inc. and Braemar Hospitality Limited Partnership.

“Capital Improvement Budget” shall have the meaning given such term in the Master Project Management Agreement.

“Change in Control” will be deemed to have taken place upon the occurrence of any of the following events:

(i)                                     any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the REIT or any of its subsidiaries, (B) any employee benefit plan of the REIT or any of its subsidiaries, (C) any Remington Affiliate, (D) a company owned, directly or indirectly, by stockholders of the REIT in substantially the same proportions as their ownership of the REIT, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the REIT representing 35% or more of the shares of voting stock of the REIT then outstanding; or

(ii)                                  the consummation of any merger, reorganization, business combination or consolidation of the REIT or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the REIT outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the REIT or the surviving company or the parent of such surviving company; or

(iii)                               the consummation of the sale or disposition by the REIT of all or substantially all of the REIT’s assets, other than a sale or disposition if the holders of the voting securities of the REIT outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets; or the stockholders of the REIT approve a plan of complete liquidation or dissolution of the REIT.

“Event of Default” shall have the meaning as set forth in Section 8.

“Excluded REIT Transactions” shall mean a REIT Transaction with respect to which there has been an Independent Director Election.

“Excluded Manager Transactions” shall mean the following excluded transactions of the Manager Affiliates:

(a)                                 Existing hotel investments made by one or more of the Manager Affiliates with any of their Existing Investors;

(b)                                 Existing bona fide arm’s length third party project management arrangements with parties other than the REIT Affiliates pursuant to which one or more of the Manager Affiliates provide customary hotel construction management, project management and other project related services; and

(c)                                  Like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, made by any of the Existing Investors pursuant to contractual obligations existing as of the date of this Agreement provided that Manager provides ten (10) days prior notice to the REIT of said transaction.

(d)                                 Any Hotel Property investment that does not satisfy the initial Investment Guidelines of the REIT Parties.

“Existing Investors” shall mean the existing joint venture partners, investors or property owners of the Manager Affiliates as listed on Exhibit C attached hereto.

“Fiscal Year” shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

“Hotel” shall have the meaning given such term in the Master Project Management Agreement.

“Hotel Property” means any Property that is used in whole or in part for hotel purposes, including, without limitation, any motels, motor inns, or hotels and the like (full service, limited service, extended stay or otherwise), whether in fee or leasehold, together with any improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property used in connection therewith.

“Indemnifying Party” shall have the meaning as set forth in Section 7(c).

“Independent Director Disapproval” shall mean either of the following:

1)                                     The Independent Directors upon a unanimous vote, have at any time elected not to engage Manager; or

2)                                     A majority of the Independent Directors have elected not to engage Manager based upon a determination in their reasonable business judgment that either:

A)                                   Special circumstances exist such that it would be in the best interest of the REIT not to engage Manager with respect to a particular Hotel Property; or

B)                                   Based on the prior performance of Manager, another manager or developer could perform the project management, Project Related Services or development duties in question materially better than Manager for a particular Hotel Property.

“Independent Director Election” shall mean a choice by the Independent Directors to exercise their Independent Director Disapproval rights.

“Independent Directors” shall mean those directors of the REIT who are “independent” within the meaning of the rules of the New York Stock Exchange or interdealer quotation system on which the REIT’s common stock in then principally traded.

“Initial Term” shall have the meaning as set forth in Section 2.

“Initial Investment Guidelines” shall mean the Investment Guidelines of the REIT Parties as set forth in the Advisory Agreement as of the date thereof.

“Investment Guidelines” shall have the same meaning herein as given such term in the Advisory Agreement.

“Manager” means Project Management LLC, a Maryland limited liability company.

“Manager Affiliate” means Manager and its Affiliates.

“Manager Affiliate Entity” shall have the meaning given such term in the Master Project Management Agreement.

“Manager Exclusivity Rights” shall have the meaning as set forth in Section 5(a).

“Manager Notice” shall have the meaning as set forth in Section 4(b).

“Manager Transaction” shall have the meaning as set forth in Section 4(a).

“Manager Transaction Documents” shall have the meaning as set forth in Section 5(b).

“Market Service Fees” shall have the meaning given such term in the Master Project Management Agreement.

“Master Project Management Agreement” means that certain Master Project Management Agreement of even date herewith executed between Manager and Tenant (or its designees), as the owner in interest of the Hotel Properties subject of such agreement, a copy of which is attached hereto as Exhibit D, or any other project management agreement with Manager, or a subsidiary of Manager, substantially in the form of the Master Project Management Agreement.

“Partnership” means Ashford Hospitality Limited Partnership, a Delaware limited partnership.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Project Management Fee” shall have the meaning given such term in the Master Project Management Agreement.

“Project Related Services” shall have the meaning given such term in the Master Project Management Agreement.

“Property” means any real property or any interest therein.

“Reimbursement Amount” shall mean the total of all actual out of pocket and third party costs and expenses paid by and to be reimbursed to the Manager Affiliates that were necessary and/or appropriate in connection with the Manager Transaction, including all earnest money deposits.  The Reimbursement Amount shall be calculated by the Manager and set forth in a certificate delivered to the REIT Parties and certified as true and correct by the Manager.  The Reimbursement Amount shall not include any finder’s fee, brokerage fee, development fee, or other compensation paid to the Manager Affiliates.

“REIT” means Ashford Hospitality Trust, Inc., a Maryland corporation.

“REIT Affiliate” shall mean the REIT Parties and their Affiliates.

“REIT Exclusivity Rights” shall have the meaning as set forth in Section 4(a).

“REIT ROFR” shall have the meaning as described in Section 4(c).

“REIT ROFR Notice” shall have the meaning as described in Section 4(c).

“REIT ROFR Period” shall have the meaning as described in Section 4(c).

“REIT Parties” shall mean the REIT and the Partnership.

“REIT Transaction” shall have the meaning as set forth in Section 5(a).

“REIT Transaction Documents” shall have the meaning as set forth in Section 4(b).

“Remington Affiliate” shall mean the Remington Holdings LP and its Affiliates.

“Tenant” shall mean shall mean “Lessee” as that term is defined in the Master Project Management Agreement.

“Term” shall have the meaning as set forth in Section 2.

“Termination Event” shall have the meaning as set forth in Section 2.